Exhibit 99.1

IMMEDIATE

Dana Incorporated Reports 2023 Third-quarter Financial Results,

Achieves Robust Sales and Profit Growth

Maintains Full-year Sales and Proft Guidance

Key Highlights

•	Sales of $2.7 billion, an increase of $134 million or 5 percent over last year

•	Net income attributable to Dana of $19 million, an increase of $107 million over last year

•	Diluted EPS of $0.13; diluted adjusted EPS of $0.30, an increase of $0.06 per share over last year

•	Adjusted EBITDA of $242 million, an increase of $50 million or 26 percent over last year

•	Adjusted EBITDA margin of 9.1 percent, a 150 basis points improvement compared with last year

MAUMEE, Ohio, Oct. 27, 2023 – Dana Incorporated (NYSE: DAN) today announced financial results for the third quarter of 2023.

“Dana had strong sales of $2.7 billion, and we improved our margin by 150 basis points in the third quarter despite the impact of the UAW strike on two of our key customers in our North American Light Vehicle business late in the quarter. The Dana team continues to execute well across our operations as customer recoveries and more consistent build patterns have helped to offset inflation pressure, said James Kamsickas, Dana chairman and chief executive officer.

“The business continues to strengthen due to our broad global customer base and cross-mobility market balance as we successfully execute numerous new-program launches and win new business.”

Third-quarter 2023 Financial Results

Sales for the third quarter of 2023 totaled $2.67 billion, compared with $2.54 billion in the same period of 2022, representing a $134 million increase driven by higher market demand, cost-recovery actions, and conversion of our sales backlog partially offset by the lower demand due to the UAW strike at two of our key customers.

Adjusted EBITDA for the third quarter of 2023 was $242 million, compared with $192 million for the same period in 2022. The 150 basis points of margin improvement in the third quarter of 2023 was primarily driven by higher sales volume and beneficial mix, net customer pricing and recovery actions, improved customer order patterns driving higher manufacturing efficiency, and lower net commodity costs. These improvements were partially offset by continued inflationary cost pressures.

Net income attributable to Dana was $19 million, or $0.13 per share, compared with a net loss of $88 million, or $0.61 per share, in the third quarter of 2022. Last year’s third-quarter loss was driven by a $191 million non-cash goodwill impairment charge.

Adjusted net income attributable to Dana was $43 million, and diluted adjusted earnings per share were $0.30 for the third quarter of 2023, compared with adjusted net income of $34 million and $0.24 per share in 2022.

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Cash flow from operations in the third quarter of 2023 was $112 million, compared with $171 million in the same period of 2022. Free cash flow was a use of $5 million, compared with free cash flow of $77 million in the third quarter of 2022. The use of cash in this year’s third quarter was driven by higher working capital requirements related to program launches and higher capital spending for new business backlog.

Dana Provides Update on Outlook

“The UAW strike is significantly impacting a number of our operations in North America while our heavy-vehicle business and operations in the rest of the world are largely unaffected,” said Timothy Kraus, Dana’s senior vice president and chief financial officer.

“Dana remains fundamentally strong due to the strength of our balance sheet and capital structure. If all the UAW strikes are resolved by the end of October, Dana expects sales and profit to be maintained at the midpoint of our previous guidance range. If no resolution is reached by year’s end at all our Detroit 3 customers, including Ford, we anticipate our sales to be approximately $500 million lower.”

Updated 2023 Financial Targets1, 2

•	Sales of $10.7 billion assuming UAW strike through Oct. 31; $10.2 billion with strike through Dec. 31;

•	Adjusted EBITDA of $850 million with strike through Oct. 31; $760 million with strike through Dec. 31 for an implied adjusted EBITDA margin of approximately 8 percent at the high end of the range;

•	Diluted adjusted EPS of $0.80 with strike through Oct.31; $0.30 with strike through Dec. 31;

•	Operating cash flow of approximately, $490 with strike through Oct. 31; $375 million with strike through Dec. 31; and

•	Free cash flow use of $20 million with strike through Oct. 31; $135 million use with strike through Dec. 31.

[1]	Net income and diluted EPS guidance are not provided, as discussed below in Non-GAAP Financial Information.

Dana to Host Conference Call at 9 a.m. Friday, Oct. 27

Dana will discuss its third-quarter results in a conference call at 9 a.m. EDT on Friday, Oct. 27. The conference call can be accessed by telephone from both domestic and international locations using the information provided below:

Conference ID: 9943139

Participant Toll-Free Dial-In Number: 1 (888) 440-5873

Participant Toll Dial-In Number: 1 (646) 960-0319

Audio streaming and slides will be available online via a link provided on the Dana investor website: www.dana.com/investors.

A webcast replay can be accessed via Dana’s investor website following the call.

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Non-GAAP Financial Information

Adjusted EBITDA is a non-GAAP financial measure which we have defined as net income (loss) before interest, income taxes, depreciation, amortization, equity grant expense, restructuring expense, non-service cost components of pension and other postretirement benefit costs and other adjustments not related to our core operations (gain/loss on debt extinguishment, pension settlements, divestitures, impairment, etc.). Adjusted EBITDA is a measure of our ability to maintain and continue to invest in our operations and provide shareholder returns. We use adjusted EBITDA in assessing the effectiveness of our business strategies, evaluating and pricing potential acquisitions and as a factor in making incentive compensation decisions. In addition to its use by management, we also believe adjusted EBITDA is a measure widely used by securities analysts, investors and others to evaluate financial performance of our company relative to other Tier 1 automotive suppliers. Adjusted EBITDA should not be considered a substitute for earnings (loss) before income taxes, net income (loss) or other results reported in accordance with GAAP. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

Adjusted net income (loss) attributable to the parent company is a non-GAAP financial measure which we have defined as net income (loss) attributable to the parent company, excluding any discrete income tax items, restructuring charges, amortization expense and other adjustments not related to our core operations (as used in adjusted EBITDA), net of any associated income tax effects. This measure is considered useful for purposes of providing investors, analysts and other interested parties with an indicator of ongoing financial performance that provides enhanced comparability to net income attributable to the parent company reported by other companies. Adjusted net income (loss) attributable to the parent company is neither intended to represent nor be an alternative measure to net income (loss) attributable to the parent company reported in accordance with GAAP.

Diluted adjusted EPS is a non-GAAP financial measure which we have defined as adjusted net income (loss) attributable to the parent company divided by adjusted diluted shares. We define adjusted diluted shares as diluted shares as determined in accordance with GAAP based on adjusted net income (loss) attributable to the parent company. This measure is considered useful for purposes of providing investors, analysts and other interested parties with an indicator of ongoing financial performance that provides enhanced comparability to EPS reported by other companies. Diluted adjusted EPS is neither intended to represent nor be an alternative measure to diluted EPS reported in accordance with GAAP.

Free cash flow is a non-GAAP financial measure which we have defined as net cash provided by (used in) operating activities less purchases of property, plant and equipment. We believe free cash flow is useful to investors in evaluating the operational cash flow of the company inclusive of the spending required to maintain the operations. Free cash flow is not intended to represent nor be an alternative to the measure of net cash provided by (used in) operating activities reported in accordance with GAAP. Free cash flow may not be comparable to similarly titled measures reported by other companies.

The accompanying financial information provides reconciliations of adjusted EBITDA, diluted adjusted EPS and free cash flow to the most directly comparable financial measures calculated and presented in accordance with GAAP. We have not provided a reconciliation of our adjusted EBITDA and diluted adjusted EPS outlook to the most comparable GAAP measures of net income (loss) and diluted EPS. Providing net income (loss) and diluted EPS guidance is potentially misleading and not practical given the difficulty of projecting event driven transactional and other non-core operating items that are included in net income (loss) and diluted EPS, including restructuring actions, asset impairments and certain income tax adjustments. The accompanying reconciliations of these non-GAAP measures with the most comparable GAAP measures for the historical periods presented are indicative of the reconciliations that will be prepared upon completion of the periods covered by the non-GAAP guidance.

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Forward-Looking Statements

Certain statements and projections contained in this news release are, by their nature, forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates, and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” and similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties, and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

Dana’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss important risk factors that could affect our business, results of operations and financial condition. The forward-looking statements in this news release speak only as of this date. Dana does not undertake any obligation to revise or update publicly any forward-looking statement for any reason.

About Dana Incorporated

Dana is a leader in the design and manufacture of highly efficient propulsion and energy-management solutions that power vehicles and machines in all mobility markets across the globe. The company is shaping sustainable progress through its conventional and clean-energy solutions that support nearly every vehicle manufacturer with drive and motion systems; electrodynamic technologies, including software and controls; and thermal, sealing, and digital solutions.

Based in Maumee, Ohio, USA, the company reported sales of $10.2 billion in 2022 with 42,000 people in 31 countries across six continents. With a history dating to 1904, Dana was named among the “World’s Most Ethical Companies” for 2023 by Ethisphere and as one of “America’s Most Responsible Companies 2023” by Newsweek. The company is driven by a high-performance culture that focuses on valuing others, inspiring innovation, growing responsibly, and winning together, earning it global recognition as a top employer. Learn more at dana.com.

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Media Contact:	Jeff Cole
+1-419-887-3535
jeff.cole@dana.com

Investor Contact:	Craig Barber
+1-419-887-5166
craig.barber@dana.com

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DANA INCORPORATED

Consolidated Statement of Operations (Unaudited)

For the Three Months Ended September 30, 2023 and 2022

	Three Months Ended
(In millions, except per share amounts)	September 30,
	2023	2022
Net sales	$2,669	$2,535
Costs and expenses
Cost of sales	2,433	2,332
Selling, general and administrative expenses	126	114
Amortization of intangibles	3	3
Restructuring charges, net	17	(1)
Impairment of goodwill		(191)
Other income (expense), net	1	3

Earnings (loss) before interest and income taxes	91	(101)
Interest income	5	2
Interest expense	41	32

Earnings (loss) before income taxes	55	(131)
Income tax expense	33	31
Equity in earnings (loss) of affiliates	3	(1)

Net income (loss)	25	(163)
Less: Noncontrolling interests net income	8	4
Less: Redeemable noncontrolling interests net loss	(2)	(79)

Net income (loss) attributable to the parent company	$19	$(88)

Net income (loss) per share available to common stockholders
Basic	$0.13	$(0.61)
Diluted	$0.13	$(0.61)
Weighted-average shares outstanding - Basic	144.3	143.4
Weighted-average shares outstanding - Diluted	144.7	143.4

DANA INCORPORATED

Consolidated Statement of Operations (Unaudited)

For the Nine Months Ended September 30, 2023 and 2022

	Nine Months Ended
(In millions, except per share amounts)	September 30,
	2023	2022
Net sales	$8,061	$7,601
Costs and expenses
Cost of sales	7,325	7,018
Selling, general and administrative expenses	410	374
Amortization of intangibles	10	10
Restructuring charges, net	21	(1)
Impairment of goodwill		(191)
Other income (expense), net	10	15

Earnings before interest and income taxes	305	24
Loss on extinguishment of debt	(1)
Interest income	14	6
Interest expense	114	95

Earnings (loss) before income taxes	204	(65)
Income tax expense	118	67
Equity in earnings (loss) of affiliates	6	(1)

Net income (loss)	92	(133)
Less: Noncontrolling interests net income	17	11
Less: Redeemable noncontrolling interests net loss	(2)	(81)

Net income (loss) attributable to the parent company	$77	$(63)

Net income (loss) per share available to common stockholders
Basic	$0.53	$(0.44)
Diluted	$0.53	$(0.44)
Weighted-average shares outstanding - Basic	144.2	143.6
Weighted-average shares outstanding - Diluted	144.5	143.6

DANA INCORPORATED

Consolidated Statement of Comprehensive Income (Unaudited)

For the Three Months Ended September 30, 2023 and 2022

	Three Months Ended
(In millions)	September 30,
	2023	2022
Net income (loss)	$25	$(163)
Other comprehensive income (loss), net of tax:
Currency translation adjustments	(24)	(82)
Hedging gains and losses	(21)	1
Defined benefit plans	(1)	1

Other comprehensive loss	(46)	(80)

Total comprehensive loss	(21)	(243)
Less: Comprehensive income attributable to noncontrolling interests	(7)	(1)
Less: Comprehensive loss attributable to redeemable noncontrolling interests	4	89

Comprehensive loss attributable to the parent company	$(24)	$(155)

DANA INCORPORATED

Consolidated Statement of Comprehensive Income (Unaudited)

For the Nine Months Ended September 30, 2023 and 2022

(In millions)	Nine Months Ended September 30,
	2023	2022
Net income (loss)	$92	$(133)
Other comprehensive income (loss), net of tax:
Currency translation adjustments	(6)	(134)
Hedging gains and losses	(3)	(2)
Defined benefit plans		5

Other comprehensive income (loss)	(9)	(131)

Total comprehensive income (loss)	83	(264)
Less: Comprehensive income attributable to noncontrolling interests	(16)	(6)
Less: Comprehensive loss attributable to redeemable noncontrolling interests	4	97

Comprehensive income (loss) attributable to the parent company	$71	$(173)

DANA INCORPORATED

Consolidated Balance Sheet (Unaudited)

As of September 30, 2023 and December 31, 2022

(In millions, except share and per share amounts)	September 30,	December 31,
	2023	2022
Assets
Current assets
Cash and cash equivalents	$421	$425
Accounts receivable
Trade, less allowance for doubtful accounts of $11 in 2023 and $11 in 2022	1,562	1,374
Other	292	202
Inventories	1,713	1,609
Other current assets	232	219

Total current assets	4,220	3,829
Goodwill	256	259
Intangibles	184	201
Deferred tax assets	437	397
Other noncurrent assets	128	123
Investments in affiliates	135	136
Operating lease assets	327	311
Property, plant and equipment, net	2,250	2,193

Total assets	$7,937	$7,449

Liabilities, redeemable noncontrolling interests and equity
Current liabilities
Short-term debt	$37	$52
Current portion of long-term debt	31	8
Accounts payable	1,883	1,838
Accrued payroll and employee benefits	273	214
Taxes on income	85	54
Current portion of operating lease liabilities	38	36
Other accrued liabilities	323	277

Total current liabilities	2,670	2,479
Long-term debt, less debt issuance costs of $25 in 2023 and $22 in 2022	2,563	2,348
Noncurrent operating lease liabilities	287	277
Pension and postretirement obligations	297	298
Other noncurrent liabilities	263	249

Total liabilities	6,080	5,651

Commitments and contingencies
Redeemable noncontrolling interests	210	195
Parent company stockholders’ equity
Preferred stock, 50,000,000 shares authorized, $0.01 par value, no shares outstanding	—	—
Common stock, 450,000,000 shares authorized, $0.01 par value, 144,337,917 and 143,366,482 shares outstanding	2	2
Additional paid-in capital	2,249	2,229
Retained earnings	353	321
Treasury stock, at cost (450,729 and zero shares)	(8)	—
Accumulated other comprehensive loss	(1,007)	(1,001)

Total parent company stockholders’ equity	1,589	1,551
Noncontrolling interests	58	52

Total equity	1,647	1,603

Total liabilities, redeemable noncontrolling interests and equity	$7,937	$7,449

DANA INCORPORATED

Consolidated Statement of Cash Flows (Unaudited)

For the Three Months Ended September 30, 2023 and 2022

(In millions)	Three Months Ended September 30,
	2023	2022
Operating activities
Net income (loss)	$25	$(163)
Depreciation	101	88
Amortization	6	6
Amortization of deferred financing charges	1	1
Earnings of affiliates, net of dividends received	(1)
Stock compensation expense	5	5
Deferred income taxes	(16)	(14)
Pension expense, net	2
Impairment of goodwill		191
Change in working capital	3	63
Other, net	(14)	(6)

Net cash provided by operating activities	112	171

Investing activities
Purchases of property, plant and equipment	(117)	(94)
Purchases of marketable securities		(2)
Proceeds from sales of marketable securities		8
Settlements of undesignated derivatives	(6)	1
Other, net	(15)	5

Net cash used in investing activities	(138)	(82)

Financing activities
Net change in short-term debt	2	(2)
Repayment of long-term debt	(3)	(14)
Dividends paid to common stockholders	(14)	(14)
Distributions to noncontrolling interests	(7)	(6)
Contributions from redeemable noncontrolling interests	1	23
Other, net	1	(1)

Net cash used in financing activities	(20)	(14)

Net increase (decrease) in cash, cash equivalents and restricted cash	(46)	75
Cash, cash equivalents and restricted cash - beginning of period	503	340
Effect of exchange rate changes on cash balances	(17)	(25)

Cash, cash equivalents and restricted cash - end of period	$440	$390

DANA INCORPORATED

Consolidated Statement of Cash Flows (Unaudited)

For the Nine Months Ended September 30, 2023 and 2022

	Nine Months Ended
(In millions)	September 30,
	2023	2022
Operating activities
Net income (loss)	$92	$(133)
Depreciation	287	270
Amortization	17	17
Amortization of deferred financing charges	4	4
Write-off of deferred financing costs	1
Earnings of affiliates, net of dividends received	(4)	29
Stock compensation expense	19	13
Deferred income taxes	(46)	(56)
Pension expense, net	4
Impairment of goodwill		191
Change in working capital	(169)	(21)
Other, net	(7)	(7)

Net cash provided by operating activities	198	307

Investing activities
Purchases of property, plant and equipment	(359)	(300)
Acquisition of business, net of cash acquired		(1)
Purchases of marketable securities		(15)
Proceeds from sales of marketable securities		18
Settlements of undesignated derivatives	(10)	(6)
Other, net	(14)	7

Net cash used in investing activities	(383)	(297)

Financing activities
Net change in short-term debt	(15)	212
Proceeds from long-term debt	458	2
Repayment of long-term debt	(207)	(19)
Deferred financing payments	(9)
Dividends paid to common stockholders	(43)	(43)
Repurchases of common stock		(25)
Distributions to noncontrolling interests	(10)	(8)
Contributions from redeemable noncontrolling interests	18	30
Payments to acquire noncontrolling interests		(4)
Other, net	(3)	(7)

Net cash provided by financing activities	189	138

Net increase in cash, cash equivalents and restricted cash	4	148
Cash, cash equivalents and restricted cash - beginning of period	442	287
Effect of exchange rate changes on cash balances	(6)	(45)

Cash, cash equivalents and restricted cash - end of period	$440	$390

DANA INCORPORATED

Reconciliation of Net Cash Provided By Operating Activities to

 Free Cash Flow (Unaudited)

	Three Months Ended
(In millions)	September 30,
	2023	2022
Net cash provided by operating activities	$112	$171
Purchases of property, plant and equipment	(117)	(94)

Free cash flow	$(5)	$77

	Nine Months Ended
(In millions)	September 30,
	2023	2022
Net cash provided by operating activities	$198	$307
Purchases of property, plant and equipment	(359)	(300)

Free cash flow	$(161)	$7

DANA INCORPORATED

Segment Sales and Segment EBITDA (Unaudited)

For the Three Months Ended September 30, 2023 and 2022

	Three Months Ended
(In millions)	September 30,
	2023	2022
Sales
Light Vehicle	$1,084	$1,047
Commercial Vehicle	535	505
Off-Highway	739	694
Power Technologies	311	289

Total Sales	$2,669	$2,535

Segment EBITDA
Light Vehicle	$75	$60
Commercial Vehicle	29	18
Off-Highway	110	91
Power Technologies	28	21

Total Segment EBITDA	242	190
Corporate expense and other items, net		2

Adjusted EBITDA	$242	$192

DANA INCORPORATED

Segment Sales and Segment EBITDA (Unaudited)

For the Nine Months Ended September 30, 2023 and 2022

	Nine Months Ended
(In millions)	September 30,
	2023	2022
Sales
Light Vehicle	$3,112	$3,060
Commercial Vehicle	1,583	1,475
Off-Highway	2,423	2,206
Power Technologies	943	860

Total Sales	$8,061	$7,601

Segment EBITDA
Light Vehicle	$190	$124
Commercial Vehicle	74	38
Off-Highway	359	291
Power Technologies	70	71

Total Segment EBITDA	693	524
Corporate expense and other items, net	(4)

Adjusted EBITDA	$689	$524

DANA INCORPORATED

Reconciliation of Segment and Adjusted EBITDA to Net Income (Loss) (Unaudited)

For the Three Months Ended September 30, 2023 and 2022

	Three Months Ended
(In millions)	September 30,
	2023	2022
Segment EBITDA	$242	$190
Corporate expense and other items, net		2

Adjusted EBITDA	242	192
Depreciation	(101)	(88)
Amortization	(6)	(6)
Non-service cost components of pension and OPEB costs	(4)
Restructuring charges, net	(17)	1
Stock compensation expense	(5)	(5)
Strategic transaction expenses	(2)	(1)
Distressed supplier costs	(14)
Impairment of goodwill		(191)
Other items	(2)	(3)

Earnings (loss) before interest and income taxes	91	(101)
Interest income	5	2
Interest expense	41	32

Earnings (loss) before income taxes	55	(131)
Income tax expense	33	31
Equity in earnings (loss) of affiliates	3	(1)

Net income (loss)	$25	$(163)

DANA INCORPORATED

Reconciliation of Segment and Adjusted EBITDA to Net Income (Loss) (Unaudited)

For the Nine Months Ended September 30, 2023 and 2022

	Nine Months Ended
(In millions)	September 30,
	2023	2022
Segment EBITDA	$693	$524
Corporate expense and other items, net	(4)

Adjusted EBITDA	689	524
Depreciation	(287)	(270)
Amortization	(17)	(17)
Non-service cost components of pension and OPEB costs	(10)	(3)
Restructuring charges, net	(21)	1
Stock compensation expense	(19)	(13)
Strategic transaction expenses	(4)	(6)
Distressed supplier costs	(26)
Impairment of goodwill		(191)
Other items		(1)

Earnings before interest and income taxes	305	24
Loss on extinguishment of debt	(1)
Interest income	14	6
Interest expense	114	95

Earnings (loss) before income taxes	204	(65)
Income tax expense	118	67
Equity in earnings (loss) of affiliates	6	(1)

Net income (loss)	$92	$(133)

DANA INCORPORATED

Reconciliation of Net Income (Loss) Attributable to the Parent Company to

 Adjusted Net Income Attributable to the Parent Company and

 Diluted Adjusted EPS (Unaudited)

For the Three Months Ended September 30, 2023 and 2022

(In millions, except per share amounts)
	Three Months Ended
	September 30,
	2023	2022
Net income (loss) attributable to the parent company	$19	$(88)
Items impacting income (loss) before income taxes:
Amortization	5	5
Restructuring charges, net	17	(1)
Strategic transaction expenses	2	3
Distressed supplier costs	14
Impairment of goodwill		118
Other items	2
Items impacting income taxes:
Net income tax expense on items above	(16)	(5)
Income tax expense attributable to various discrete tax matters		2

Adjusted net income attributable to the parent company	$43	$34

Diluted shares - as reported	144.7	143.4
Adjusted diluted shares	144.7	143.8
Diluted adjusted EPS	$0.30	$0.24

DANA INCORPORATED

Reconciliation of Net Income (Loss) Attributable to the Parent Company to

 Adjusted Net Income Attributable to the Parent Company and

 Diluted Adjusted EPS (Unaudited)

For the Nine Months Ended September 30, 2023 and 2022

(In millions, except per share amounts)
	Nine Months Ended
	September 30,
	2023	2022
Net income (loss) attributable to the parent company	$77	$(63)
Items impacting income (loss) before income taxes:
Amortization	15	15
Restructuring charges, net	21	(1)
Strategic transaction expenses	4	8
Distressed supplier costs	26
Impairment of goodwill		118
Other items	2
Items impacting income taxes:
Net income tax expense on items above	(26)	(10)
Income tax expense attributable to various discrete tax matters	14	2

Adjusted net income attributable to the parent company	$133	$69

Diluted shares - as reported	144.5	143.6
Adjusted diluted shares	144.5	144.4
Diluted adjusted EPS	$0.92	$0.48

October 27, 2023 2023 Third-quarter Earnings Conference Call “Versatility and Performance by Design”

Safe Harbor Statement Certain statements and projections contained in this presentation are, by their nature, forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. Dana’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss important risk factors that could affect our business, results of operations and financial condition. The forward-looking statements in this presentation speak only as of this date. Dana does not undertake any obligation to revise or update publicly any forward-looking statement for any reason.

Agenda Craig Barber Senior Director, Investor Relations and Strategic Planning Introduction James Kamsickas Chairman and Chief Executive Officer Business Review Timothy Kraus Senior Vice President and Chief Financial Officer Financial Review © 2023 Dana

Company-wide transformation and execution driving profitable long-term growth Q3 Financial Results sales $2.7 billion $134M from prior year adjusted EBITDA $242 million $50M from prior year free cash flow $(5) million $82M from prior year diluted adjusted EPS $0.30 6¢ from prior year Highlights Operating Environment & Strike Impact Program Launch Progress End-Market Trends Key Items 2023 Key Launches

Operating Environment

Supply Chain & Currency





- Steel moderating compared to 2022
  - Expected to be profit tailwind
- Commodity recoveries leveling out
- Monitoring tier 2-4 supplier health due to UAW strike
- Modest margin headwinds from foreign currency

Cost Inflation & Operations


Inflation



- Cost inflation moderating
- Pricing actions muting inflation impact
- Sequential improvement in customer production volatility
- Operational cost savings and efficiency gains benefiting margin

OEM Labor Disruption

- Primarily impacting NA Light Vehicle business
- <10% of Dana plants impacted
- Rapid response to idle and flex operations to mitigate cost impact
- $65M lower sales in Q3
- ~$185M lower sales in October

UAW labor strike remains volatile; tailwinds from operational improvement and commodities

© 2023 Dana

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End-market Trends

Light Trucks




- NA production significantly impacted by stoppages of key programs including Ford Super Duty, Bronco, and Ranger, and Jeep Wrangler and Gladiator
- Prior to strike disruption, inventory levels of key programs had shown improvement
- EU demand is up slightly due to strong backlog of orders and restocking

Commercial Vehicles




- 2023 NA Class 8 and medium-duty production expected to be up ~7% compared to 2022
- EU heavy-truck production outlook remains strong, up ~15%
- SA truck / bus market down ~30%
- India truck / bus market up ~2%

Off-highway





- Infrastructure spending supporting continued demand for construction equipment
- Global ag business slowing due to falling farm commodity prices
- Mining demand remains stable
- NA demand remains strong, ROW demand mixed by region and end market

Continued strong demand in heavy-vehicle markets

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>120 Program Launches All launches successful to-date 2023 Launch Update >70% Completed to-date Fully industrialized and ready >$2B Annual Sales From 4 of our largest programs

Financial Review

See appendix for comments regarding the presentation of non-GAAP measures Sales growth in all segments driven by higher demand, pricing, and favorable currency translation partially offset by impact of UAW labor disruption at key customers Improved profit driven by lower net manufacturing costs and commodity costs 2022 Q3 net loss related to Commercial Vehicle goodwill impairment charge Lower FCF driven by increased capital spending to support new business backlog and working capital to support launches and higher sales ($ in millions, except EPS) 2023 Q3 Financial Results Strong demand converting to higher profit, driven by improved operational execution Changes from Prior Year Q3 ‘23 Q3 ‘22 Change Sales $2,669 $2,535 $134 Adjusted EBITDA 242 192 50 Margin 9.1% 7.6% 150 bps EBIT 91 (101) 192 Interest Expense, Net 36 30 6 Income Tax Expense 33 31 2 Net Income (attributable to Dana) 19 (88) 107 Diluted Adjusted EPS $0.30 $0.24 $ 0.06 Operating Cash Flow 112 171 (59) Capital Spending (117) (94) (23) Free Cash Flow (5) 77 (82)

2023 Q3 Sales and Profit Changes

- Organic growth driven by improved demand, pricing, and mix, partially offset by UAW strike at key customers
- Strong operational execution and improved efficiency in customer order patterns, partially offset by 2 weeks of strike impact
- Net cost inflation of $14M as customer recoveries partially offset higher input costs
- Beneficial mix on higher sales and deferral of engineering investments driving incremental EV profit
- Translation of foreign currencies, primarily the euro, rupee, renminbi to U.S. dollar, was a modest margin headwind
- Lower commodity costs benefited margin

Sales


$2,535M
$20M
$81M
$42M
($9)M
$2,669M
2022
Traditional Organic
EV Organic
Currency
Commodities
2023

Adjusted EBITDA


$192M
$35M
$12M
$2M
$1M
$242M
7.6% Margin
~130 bps
~20 bps
~(10) bps
~10 bps
9.1% Margin
2022
Traditional Organic
EV Organic
Currency
Commodities
2023

Profit improvement driven by beneficial mix and operational execution

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2023 Q3 Free Cash Flow Higher profit offset by increased working capital requirements and higher capital investment Higher working capital requirements due to increased sales and higher launch cadence Higher capital spending to support new business backlog, replacement business, and electrification programs 1 Includes costs associated with business acquisitions and divestitures and restructuring. 2 Changes in working capital relating to interest, taxes, restructuring, and transaction costs are included in those respective categories. See appendix for comments regarding the presentation of non-GAAP measures. Changes from Prior Year ($ in millions) Q3 ‘23 Q3 ‘22 Change Adjusted EBITDA $ 242 $ 192 $50 One-time Costs1 (6) (3) (3) Interest, Net (26) (26) - Taxes (38) (47) 9 Working Capital / Other² (60) 55 (115) Capital Spending (117) (94) (23) Free Cash Flow $(5) $77 $(82) FCF use driven by higher working capital requirements and capital spending

2023 FY Financial Guide

- Sales remain strong due to our broad global customer base and multiple-market presence
- **High end** of guidance assumption is that UAW strike is resolved for all Detroit 3 customers as of October 31
- **Low end** of guidance range strikes remains at all Detroit 3 customers, including Ford, through December 31
- Lower free cash flow forecast primarily driven by higher working capital requirements, including higher strike-related inventory
- Expect positive FCF in Q4
- Free cash flow includes significant capital investment to support EV growth and roll-on business

Updated Guidance

UAW Strike	Low End Through Dec 31	High End Through Oct 31	Key Drivers
Sales	~$10.2B	~$10.7B	– Lower sales due to strike + Stronger sales in heavy markets
Adjusted EBITDA	~$760M	~$850M	– Lower profit due to strike + Cost savings actions
	20% decremental margin due to strike-lowered sales		
Implied Profit Margin	~7.5%	8.0%	
Free Cash Flow	~$(135)M	~$(20)M	– Higher inventory – Lower sales driving lower collections – Distressed supplier relief – Incremental restructuring actions
Diluted Adjusted EPS	~$0.30	~$0.80	

|--| Guidance range

Sales and profit guidance maintained at midpoint of prior range

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Appendix

2023 Q3 Sales and Profit Change by Segment © 2023 Dana

Segment Profiles CUSTOMER SALES REGIONAL SALES Light Vehicle Drive Systems Commercial Vehicle Drive and Motion Systems Off Highway Drive and Motion Systems Power Technologies Year to Date 9/30/2023 Year to Date 9/30/2023 Year to Date 9/30/2023 Year to Date 9/30/2023 * Includes sales to systems integrations for driveline products that support Stellantis vehicles

Diluted Adjusted EPS

Segment Data

Segment Data Continued

Cash Flow

Non-GAAP Financial Information Adjusted EBITDA is a non-GAAP financial measure which we have defined as net income (loss) before interest, income taxes, depreciation, amortization, equity grant expense, restructuring expense, non-service cost components of pension and other postretirement benefit costs and other adjustments not related to our core operations (gain/loss on debt extinguishment, pension settlements, divestitures, impairment, etc.). Adjusted EBITDA is a measure of our ability to maintain and continue to invest in our operations and provide shareholder returns. We use adjusted EBITDA in assessing the effectiveness of our business strategies, evaluating and pricing potential acquisitions and as a factor in making incentive compensation decisions. In addition to its use by management, we also believe adjusted EBITDA is a measure widely used by securities analysts, investors and others to evaluate financial performance of our company relative to other Tier 1 automotive suppliers. Adjusted EBITDA should not be considered a substitute for earnings (loss) before income taxes, net income (loss) or other results reported in accordance with GAAP. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Adjusted net income (loss) attributable to the parent company is a non-GAAP financial measure which we have defined as net income (loss) attributable to the parent company, excluding any discrete income tax items, restructuring charges, amortization expense and other adjustments not related to our core operations (as used in adjusted EBITDA), net of any associated income tax effects. This measure is considered useful for purposes of providing investors, analysts and other interested parties with an indicator of ongoing financial performance that provides enhanced comparability to net income attributable to the parent company reported by other companies. Adjusted net income (loss) attributable to the parent company is neither intended to represent nor be an alternative measure to net income (loss) attributable to the parent company reported in accordance with GAAP. Diluted adjusted EPS is a non-GAAP financial measure which we have defined as adjusted net income (loss) attributable to the parent company divided by adjusted diluted shares. We define adjusted diluted shares as diluted shares as determined in accordance with GAAP based on adjusted net income (loss) attributable to the parent company. This measure is considered useful for purposes of providing investors, analysts and other interested parties with an indicator of ongoing financial performance that provides enhanced comparability to EPS reported by other companies. Diluted adjusted EPS is neither intended to represent nor be an alternative measure to diluted EPS reported in accordance with GAAP. Free cash flow is a non-GAAP financial measure which we have defined as net cash provided by (used in) operating activities less purchases of property, plant and equipment. We believe free cash flow is useful to investors in evaluating the operational cash flow of the company inclusive of the spending required to maintain the operations. Free cash flow is not intended to represent nor be an alternative to the measure of net cash provided by (used in) operating activities reported in accordance with GAAP. Free cash flow may not be comparable to similarly titled measures reported by other companies. The accompanying financial information provides reconciliations of adjusted EBITDA, diluted adjusted EPS and free cash flow to the most directly comparable financial measures calculated and presented in accordance with GAAP. We have not provided a reconciliation of our adjusted EBITDA and diluted adjusted EPS outlook to the most comparable GAAP measures of net income (loss) and diluted EPS. Providing net income (loss) and diluted EPS guidance is potentially misleading and not practical given the difficulty of projecting event driven transactional and other non-core operating items that are included in net income (loss) and diluted EPS, including restructuring actions, asset impairments and certain income tax adjustments. The accompanying reconciliations of these non-GAAP measures with the most comparable GAAP measures for the historical periods presented are indicative of the reconciliations that will be prepared upon completion of the periods covered by the non-GAAP guidance.